Exhibit 5.1

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Somaxon Pharmaceuticals, Inc.
3570 Carmel Mountain Road, Suite 100
San Diego, California 92130
Re:	Registration Statement on Form S-8; 2,300,000 Shares of Common Stock, par value $0.0001 per share
Ladies and Gentlemen:
     We have acted as special counsel to Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration of an aggregate of 2,300,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), pursuant to the Somaxon Pharmaceuticals, Inc. Amended and Restated 2005 Equity Incentive Award Plan (the “2005 Plan”), and the Somaxon Pharmaceuticals, Inc. 2005 Employee Stock Purchase Plan (the “ESPP,” and together with the 2005 Plan, the “Plans”). The Shares are included in a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2011 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.
     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares have been duly registered on the books of the transfer agent and registrar therefor

April 15, 2011

in the name or on behalf of the recipients, or certificates representing the Shares (in the form of the specimen certificate incorporated by reference as an exhibit to the Company’s most recent Annual Report on Form 10-K) have been manually signed by an authorized officer of the transfer agent and registrar therefor, and subject to the Company completing all actions and procedures required on its part to be taken prior to the issuance of the Shares, when the Shares have been issued by the Company in the circumstances contemplated by the Plans against requisite payment therefor, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
     We bring your attention to the fact that Latham & Watkins LLP and certain of the attorneys in this firm who have rendered, and will continue to render, legal services to the Company hold shares of Common Stock representing in the aggregate less than one percent of the Company’s Common Stock outstanding immediately prior to the filing of the Registration Statement.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP